EXHIBIT 23.1

                         CROWE, CHIZEK AND COMPANY LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2001 with respect to the February 3, 2001 financial statements, which appears on page F-2 of the Successories, Inc. Annual Report on Form 10-K.





/s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
January 9, 2002